SIXTH AMENDMENT TO LOAN AGREEMENT

THIS SIXTH AMENDMENT TO LOAN AGREEMENT (this "Amendment"), dated as of April 30, 2009, is between CONCORD TECHNOLOGIES, LP, a Texas limited partnership ("Concord"), GEOSPACE ENGINEERING RESOURCES INTERNATIONAL, LP, a Texas limited partnership ("Engineering"), GEOSPACE TECHNOLOGIES, LP, a Texas limited partnership ("Geospace"), OYO INSTRUMENTS, LP, a Texas limited partnership ("Instruments"), and OYOG OPERATIONS, LP, a Texas limited partnership ("Operations", and together with Concord, Engineering, Geospace and Instruments, the "Borrowers"), jointly and severally, and REGIONS BANK (F/K/A UNION PLANTERS BANK, N.A.) ("Lender").

RECITALS:

Borrowers and Lender entered into that certain Loan Agreement dated as of November 22, 2004, as amended by that certain First Amendment to Loan Agreement dated as of September 19, 2005, Second Amendment to Loan Agreement dated as of June 16, 2006, Third Amendment to Loan Agreement dated as of January 10, 2007, Fourth Amendment to Loan Agreement dated as of October 12, 2007, and Fifth Amendment to Loan Agreement dated as of March 12, 2008 (as amended, the "Agreement").

Pursuant to the Agreement, (i) OYO Geospace Corporation, a Delaware corporation ("Parent"), OYOG, LLC, a Delaware limited liability company ("General Partner"), and OYOG Limited Partner, LLC, a Texas limited liability company ("Limited Partner"), executed those certain Guaranty Agreements each dated as of January 10, 2007 (collectively, the "2007 Guaranties"), and (ii) Geospace Finance Corp., a Texas corporation ("GFC" and together with Parent, General Partner and Limited Partner, the "Guarantors"), executed that certain Guaranty Agreement dated as of March 12, 2008 (together with the 2007 Guaranties, the "Guaranty Agreements") pursuant to which Guarantors guaranteed to Lender the payment and performance of the Obligations (as defined in the Agreement).

Borrowers and Lender now desire to amend the Agreement as herein set forth.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE

Definitions

Section Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the meanings given to such terms in the Agreement, as amended hereby.

ARTICLE

Amendments

Section Amendment to Certain Definitions. Effective as of date hereof, the definition of each of the following terms contained in Section 1.1 of the Agreement is amended to read in its respective entirety as follows:

"Applicable Margin" means, for the Levels described below, the percentage amounts set forth below.

	Level I	Level II	Level III	Level IV	Level V
LIBOR Margin	4.00%	3.75%	3.50%	3.25%	3.00%

Level I applies when the Cash Flow Leverage Ratio is equal to or greater than 2.00 to 1.00.

Level II applies when the Cash Flow Leverage Ratio is equal to or greater than 1.50 to 1.00 but less than 2.00 to 1.00.

Level III applies when the Cash Flow Leverage Ratio is equal to or greater than1.25 to 1.00 but less than 1.50 to 1.00.

Level IV applies when the Cash Flow Leverage Ratio is equal to or greater than 1.00 to 1.00 but less than 1.25 to 1.00.

Level V applies when the Cash Flow Leverage Ratio is less than 1.00 to 1.00.

The applicable Level shall be adjusted, to the extent applicable, effective sixty (60) days after the end of each quarter (or, in the case of any change reflected by the audited financial statements delivered pursuant to Section 7.1(a), one hundred twenty (120) days after the end of any fiscal year) based on the Cash Flow Leverage Ratio tested for the period ending on the last day of such quarter or such fiscal year, as applicable; provided that if Borrowers fail to deliver the financial statements required by Section 7.1(a) or (b), as applicable, or the related No Default Certificate required by Section 7.1(c) by the sixtieth (60th) day after the end of any quarter (or, if applicable, the one hundred twentieth (120th) day after the end of any fiscal year) Level I shall apply until such financial statements and No Default Certificate are delivered.

"Applicable Rate" means the sum of the LIBOR Rate plus the LIBOR Margin from time to time in effect.

"Default Rate" means a per annum rate of interest equal to the lesser of (a) the sum of the Applicable Rate then in effect from day to day plus two percent (2.0%), but not less than seven percent (7.0%) per annum, or (b) the Maximum Rate.

"Funded Debt" means, at any time, for Parent and its Subsidiaries, on a consolidated basis (and without duplication), all Debt for borrowed money which bears interest, whether or not evidenced by bonds, debentures, notes or similar instruments, including the Note, and all other Debt (including Capital Lease Obligations), which bears interest.

"LIBOR Rate" means, as of any day, the rate per annum offered for Dollar deposits in an amount comparable to the principal amount of the outstanding Advances for a period of thirty (30) days as of 11:00 a.m. City of London, England time two (2) London Business Days prior to the first (1st) day of the month in which such date occurs as published in the Wall Street Journal (or any successor publication if the Wall Street Journal is no longer published) in the "Money Rates" Section (or such successor section); provided that for the period from the initial Advance until the last day of the month in which such Advance occurs, such rate shall be determined as of two (2) Business Days prior to such initial Advance. If a range of such rate is published "LIBOR Rate" shall mean the highest rate in such published range. If such rate is not available in the Wall Street Journal, then such offered rate shall be otherwise independently determined by Lender from an alternate, substantially similar independent source available to Lender and recognized in the banking industry. Except as provided above for the initial Advance, the LIBOR Rate shall be set on the first (1st) day of each month as provided above and shall remain in effect until reset on the first (1st) day of the following month. Any Advances outstanding on the effective date of the Sixth Amendment to Loan Agreement dated as of April 30, 2009 (the "Effective Date") shall be treated as initial Advances made on the Effective Date (with no breakage penalty applicable thereto on the Effective Date).

"Termination Date" means 11:00 a.m., Houston, Texas time on April 30, 2011, or such earlier date on which the Commitment terminates as provided in this Agreement.

the following definitions shall be added to Section 1.1 of the Agreement in proper alphabetical order:

"Cash Flow Leverage Ratio" means for Parent and its Subsidiaries, on a consolidated basis, as of any date of determination, the ratio of (a) the difference of (i) Funded Debt as of such date, minus (ii) Real Estate Debt as of such date, to (b) EBITDA for the period ended as of such date minus $1,000,000.00.

"Fixed Charge Coverage Ratio" means for Parent and its Subsidiaries, on a consolidated basis, as of any date of determination, the ratio of (a) EBITDA for the period ended as of such date, to (b) the sum of (i) Interest Expense for the period ended as of such date, plus (ii) Income Tax Expense for the period ended as of such date, plus (iii) Current Maturities of Long Term Debt as of such date, plus (iv) Maintenance Capital Expenditures for the period ended as of such date.

"LIBOR Margin" has the meaning given to such term in the definition of the term "Applicable Margin".

"Maintenance Capital Expenditures" means, for Parent and its Subsidiaries, the minimum amount of capital expenditures, as estimated or forecasted by Parent management, necessary to keep Parent and its Subsidiaries operating at current levels.

"Real Estate Debt" means all Debt secured by a Lien on the real property of Parent or its Subsidiaries.

the definition of each of the following terms shall be deleted from Section 1.1 of the Agreement:

"Accounts"

"Asset Coverage Ratio"

"Continue", "Continuation" and "Continued"

"Convert", "Conversion" and "Converted"

"Debt Service Coverage Ratio"

"Distribution"

"Eligible Notes"

"Interest Period"

"Inventory"

"LIBOR Advances"

"Net Fixed Assets"

"Notes Receivable"

"Prime Rate"

"Prime Rate Advances"

"Ratio of Total Liabilities to Tangible Net Worth"

"Reserve Requirement"

"Total Liabilities"

"Type"

Section Amendment to Sections 2.3 and 2.5. Effective as of the date hereof, Sections 2.3 and 2.5 of the Agreement are amended to read in their entirety as follows:

Section 2.3. Repayment of Principal and Interest; Extension. (a) Accrued and unpaid interest on the Advances (and, therefore, the Note) shall be due and payable on the last day of each month, commencing May 31, 2009.

(b) The principal of the Advances, plus accrued and unpaid interest, shall be due and payable on the Termination Date.

(c) Prior to the Termination Date, Lender will review such matters as it may deem appropriate in its sole discretion and may, in its sole and absolute discretion, determine whether to extend the Termination Date.

Section 2.5. Requests for Advances. (a) As long as the provisions of the Autopay Agreement related to automatic advances are in effect, Advances may be made as provided in the Autopay Agreement, and Borrowers shall not be required to request an Advance directly from Lender by means of an Advance Request Form.

(b) If Borrowers so choose, or if the provisions of the Autopay Agreement related to automatic advances are not in effect, or if the Available Amount (as defined in the Autopay Agreement) is, or has been declared to be, equal to zero, the procedures set forth in this paragraph (b) shall apply. Borrowers shall request each Advance by delivering to Lender an Advance Request Form executed by an Authorized Representative, properly completed and containing the information required therein. Assuming that each Advance Request Form is in proper form, if Lender receives an Advance Request Form prior to 12:00 p.m. on any Business Day, Lender will make the requested Advance on the same Business Day, and if Lender receives an Advance Request Form after 12:00 p.m., Lender will make the requested Advance on the next Business Day. Advance Request Forms may be delivered by fax, e-mail or other electronic method.

Section Addition of Section 2.16. Effective as of the date hereof, Section 2.16 shall be added to the Agreement and shall read in its entirety as follows:

Section 2.16. Unused Commitment Fee; Reduction or Termination of Commitment. Borrowers agree to pay to Lender a commitment fee on the average daily unused portion of the Commitment, from and including April 30, 2009 to and including the Termination Date, at the rate of one-fourth percent (.25%) per annum based on a 360 day year and the actual number of days elapsed, payable quarterly, in arrears and on the Termination Date. For the purpose of calculating the commitment fee hereunder, the Commitment shall be deemed utilized by the amount of all outstanding Advances and Letter of Credit Liabilities. Borrowers shall have the right at any time to terminate in whole or from time to time to irrevocably reduce in part the Commitment upon at least three (3) Business Days prior notice to Lender specifying the effective date thereof, whether a termination or reduction is being made, and the amount of any partial reduction; provided, however, the Commitment shall never be reduced below an amount equal to the Letter of Credit Liabilities. Simultaneously with giving such notice, Borrowers shall prepay the amount by which the unpaid principal amount of the Advances plus the Letter of Credit Liabilities exceeds the Commitment (after giving effect to such notice) plus accrued and unpaid interest on the principal amount so prepaid. Any portion of the Commitment so terminated or reduced may not be reinstated after giving effect to any such termination or reduction.

Section Amendment to Sections 3.7, 3.8 and 3.9. Effective as of the date hereof, Sections 3.7, 3.8 and 3.9 of the Agreement are amended to read in their entirety as follows:

Section 3.7. Intentionally deleted.

Section 3.8. Intentionally deleted.

Section 3.9. Intentionally deleted.

Section Amendment to Section 8.12. Effective as of the date hereof, Section 8.12 of the Agreement is amended to read in its entirety as follows:

Section 8.12. Capital Expenditures. No Borrower will permit the aggregate capital expenditures of Borrowers, Guarantors and their Subsidiaries to exceed $12,000.000.00 for the fiscal year ending September 30, 2009 and any fiscal year thereafter.

Section Amendment to Sections 9.2, 9.3 and 9.4. Effective as of the date hereof, Sections 9.2, 9.3 and 9.4 of the Agreement are amended to read in their entirety as follows:

Section 9.2. Cash Flow Leverage Ratio. Parent will at all times maintain a Cash Flow Leverage Ratio of not greater than 2.00 to 1.00. The Cash Flow Leverage Ratio shall be calculated and tested quarterly as of the last day of each fiscal quarter of Parent, commencing with the fiscal quarter ended March 31, 2009.

Section 9.3. Fixed Charge Coverage Ratio. Parent will at all times maintain a Fixed Charge Coverage Ratio of not less than 1.50 to 1.00. The Fixed Charge Coverage Ratio shall be calculated and tested quarterly as of the last day of each fiscal quarter of Parent, commencing with the fiscal quarter ended March 31, 2009 on a cumulative basis for the period of four quarters ended as of such date (a "rolling or trailing four quarters" basis).

Section 9.4. Intentionally deleted.

Section Amendment to Exhibits. Effective as of the date hereof, Exhibit "M" to the Agreement (No Default Certificate) is amended to conform in its entirety to Annex "A" to this Amendment.

ARTICLE

Conditions Precedent

Section Conditions. The effectiveness of this Amendment is subject to the receipt by Lender of the following in form and substance satisfactory to Lender:

Certificate - Each Borrower. For each Borrower, a certificate of an officer of such Borrower acceptable to Lender certifying (i) resolutions of the General Partner which authorize the execution, delivery and performance by such Borrower of this Amendment and the other Loan Documents executed or delivered or to be executed or delivered in connection therewith to which such Borrower is or is to be a party, and (ii) the names of the officers of such Borrower authorized to sign this Amendment and each of the other Loan Documents to which such Borrower is or is to be a party together with specimen signatures of such Persons.

Governmental Certificates - Each Borrower. A certificate issued by the appropriate government official of the state of organization of each Borrower as to the existence of such Borrower.

Governmental Certificates - Each Guarantor. A certificate issued by the appropriate government official of the state of organization of each Guarantor as to the existence of such Guarantor.

Additional Information. Such additional documents, instruments and information as Lender may reasonably request.

Section Additional Conditions. The effectiveness of this Amendment is also subject to the satisfaction of the additional conditions precedent that the representations and warranties contained herein and in all other Loan Documents, as amended hereby, shall be true and correct as of the date hereof as if made on the date hereof, all proceedings, corporate or otherwise, taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Lender, and no Event of Default or Unmatured Event of Default shall have occurred and be continuing.

ARTICLE

Ratifications, Representations, and Warranties

Section Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement are ratified and confirmed and shall continue in full force and effect. Borrowers and Lender agree that the Agreement as amended hereby shall continue to be the legal, valid and binding obligation of such Persons enforceable against such Persons in accordance with its terms.

Section Representations, Warranties and Agreements. Each Borrower hereby represents and warrants to Lender that the execution, delivery, and performance of this Amendment and any and all other Loan Documents executed or delivered in connection herewith have been authorized by all requisite action on the part of such Borrower and will not violate the Organizational Documents of such Borrower, the representations and warranties contained in the Agreement as amended hereby, and all other Loan Documents are true and correct on and as of the date hereof as though made on and as of the date hereof, no Event of Default or Unmatured Event of Default has occurred and is continuing,  such Borrower is in full compliance with all covenants and agreements contained in the Agreement as amended hereby, such Borrower is indebted to Lender pursuant to the terms of the Note, as the same may have been renewed, modified, extended and rearranged, including, without limitation, renewals, modifications and extensions made pursuant to this Amendment, the liens, security interests, encumbrances and assignments created and evidenced by the Loan Documents are, respectively, valid and subsisting liens, security interests, encumbrances and assignments and secure the Note, as the same may have been renewed, modified or rearranged, including, without limitation, renewals, modifications and extensions made pursuant to this Amendment, and such Borrower has no claims, credits, offsets, defenses or counterclaims arising from the Loan Documents or Lender's performance under the Loan Documents.

ARTICLE

Miscellaneous

Section Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other Loan Documents including any Loan Document furnished in connection with this Amendment shall fully survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely on them.

Section Reference to Agreement. Each of the Loan Documents, including the Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement, as amended hereby, are hereby amended so that any reference in such Loan Documents to the Agreement shall mean a reference to the Agreement, as amended hereby.

Section Expenses of Lender. As provided in the Agreement, Borrowers agree to pay on demand all reasonable costs and expenses incurred by Lender in connection with the preparation, negotiation and execution of this Amendment and the other documents and instruments executed pursuant hereto and any and all amendments, modifications and supplements thereto, including, without limitation, the costs and fees of Lender's legal counsel, and all reasonable costs and expenses incurred by Lender in connection with the enforcement or preservation of any rights under the Agreement, as amended hereby, or any other Loan Document, including, without limitation, the costs and fees of Lender's legal counsel.

Section Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

Section APPLICABLE LAW. THIS AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN HOUSTON, HARRIS COUNTY, TEXAS AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

Section Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Lender and Borrower and their respective successors and assigns, except Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Lender.

Section Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

Section Effect of Waiver. No consent or waiver, express or implied, by Lender to or for any breach of or deviation from any covenant, condition or duty by any Borrower under this Amendment shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

Section Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

SECTION ENTIRE AGREEMENT. THIS AMENDMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS, AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT AND THE OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

Executed as of the date first written above.

BORROWERS:

CONCORD TECHNOLOGIES, LP

By: OYOG, LLC,

its general partner

By:

Thomas T. McEntire

Vice President and

Chief Financial Officer

GEOSPACE ENGINEERING RESOURCES

INTERNATIONAL, LP

By: OYOG, LLC,

its general partner

By:

Thomas T. McEntire

Vice President and

Chief Financial Officer

GEOSPACE TECHNOLOGIES, LP

By: OYOG, LLC,

its general partner

By:

Thomas T. McEntire

Vice President and

Chief Financial Officer

OYO INSTRUMENTS, LP

By: OYOG, LLC,

its general partner

By:

Thomas T. McEntire

Vice President and

Chief Financial Officer

OYOG OPERATIONS, LP

By: OYOG, LLC,

its general partner

By:

Thomas T. McEntire

Vice President and

Chief Financial Officer

LENDER:

REGIONS BANK

By:

Keith S. Page

Senior Vice President

Each of the undersigned Guarantors hereby consents and agrees to this Amendment and agrees that the Guaranty Agreement executed by such Person shall remain in full force and effect and shall continue to be the legal, valid and binding obligations of such Guarantor, enforceable against such Guarantor in accordance with its terms and shall evidence such Guarantor's guaranty of the Note, as renewed and extended from time to time.

OYOG, LLC

By:

Thomas T. McEntire

Vice President and Chief Financial Officer

OYOG LIMITED PARTNER, LLC

By:

Thomas T. McEntire

Manager

OYO GEOSPACE CORPORATION

By:

Thomas T. McEntire

Vice President and Chief Financial Officer

GEOSPACE FINANCE CORP.

By:

Thomas T. McEntire

Vice President and Chief Financial Officer

LIST OF ANNEXES

Annex Document

A No Default Certificate

ANNEX "A"

No Default Certificate